certification

Jim Colantino, Principal Executive Officer, and Laura Szalyga, Principal Financial Officer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                                       Principal Financial Officer

Two Roads Shared Trust                                          Two Roads Shared Trust

/s/ Jim Colantino                                                      /s/ Laura Szalyga

Jim Colantino                                                          Laura Szalyga

Date: 7/8/2019                                                      Date: 7/8/2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust and will be retained by Northern Lights Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.